                                                                      Exhibit 99

FOR IMMEDIATE RELEASE
July 23, 2001

                                                           Contact:  John Dreyer
                                                                  (818) 560-5300


                      THE WALT DISNEY COMPANY TO PURCHASE
              FOX FAMILY WORLDWIDE; INCLUDES FOX FAMILY CHANNEL,
             INTERNATIONAL FOX KIDS CHANNELS AND THE SABAN LIBRARY

     BURBANK, Calif.--The Walt Disney Company will purchase 100 percent of Fox Family Worldwide from News Corp. and Haim Saban, it was announced today by Michael D. Eisner, chairman and CEO, and Robert A. Iger, president and COO.

     Among the businesses being purchased by Disney are:

     . The Fox Family Channel, which currently reaches approximately 81 million cable and satellite television subscribers throughout the U.S. and will be renamed ABC Family;

     . A 76% ownership interest in Fox Kids Europe, which reaches more than 24 million subscribers across Europe and will eventually be recast under the Disney brand;

     . Fox Kids channels in Latin America, which are currently seen by approximately 10 million subscribers and which also will take advantage of the Disney brand;

     . The Saban Library and Entertainment Productions business, with its more than 6,500 episodes of animated and live-action children's and family-friendly programming.

     The transaction consists of $3 billion in cash, plus the assumption of $2.3 billion in debt. It is projected to close in three to four months, subject to antitrust approvals both in and outside the U.S.

     "This acquisition strengthens our company's worldwide business of family entertainment," Eisner said. "The Family Channel and Fox Kids are unique assets that are particularly well suited to be a part of The Walt Disney Company. The Fox Family Channel is one of the few fully distributed stand-alone channels and gives us a platform for launching ABC Family and strengthening our position as the leading provider of family television programming.

     "In creating a new and vibrant family-oriented channel, we also will use the strong programs and brands from ABC and ESPN, as well as Disney-branded services and content from the unparalleled Disney libraries. Using the combined resources of ABC Television and the ABC Cable Networks Group, ABC Family will bring broadcast and cable to a new level of integration, enabling our ABC and cable affiliates to offer viewers new and exciting programming options," Eisner added.

     Said Iger, "The acquisition of the Fox Kids international channels strengthens our presence in important markets in Europe and Latin America and enhances our vast potential for growth outside the U.S. They will provide us with a vehicle for further distributing our programming and brands internationally on basic cable.

     "These channels will benefit greatly from a combination of Saban and Disney programming. They will be operated in close cooperation with our 14 international Disney Channels and more than 90 branded time slots on broadcast television, which air in 42 countries around the world and collectively reach 600 million viewers per month. We believe our newly acquired international services will grow far beyond their current distribution levels and their impact on the rest of our international businesses, by virtue of this enhanced reach, will be profound," Iger added.

     The Fox Kids international channels include 14 channels covering 74 countries in 18 languages throughout Europe, Latin American and Australia, for a total of 35 million subscribers. Included in the arrangement is the Saban Library, containing more than 6,500 episodes featuring such popular kids' fare as Mighty Morphin Power Rangers, Digimon, Beetleborgs and Spiderman, as well as serials and live-action films.

     The deal provides Disney with a 76 percent interest in Fox Kids Europe; the remaining 24 percent is publicly traded on the Amsterdam stock exchange. Fox Kids Europe will continue to be headed by Ynon Kreiz, who has served as its chairman and CEO since 1999.

     The transaction also includes the television rights to Major League Baseball games two nights a week during the regular season, plus 8-11 first-round playoff games.

     Eisner added, "This acquisition further solidifies our cable programming and brand extension strategy, giving us three ABC Television services -- the ABC Television Network, SoapNet, and the new ABC Family. At ESPN, we have four domestic channels: ESPN, ESPN2, ESPN Classic, and ESPNEWS, plus ESPN.com, ESPN The Magazine, and ESPN Zone. And, of course, we have the growing family of Disney-branded television services: Disney Channel, Toon Disney, and the soon-to-be-launched Playhouse Disney, coupled with all the other branded outlets and extensions of the Disney brand."

     Noted Iger, "We believe that our newly enlarged portfolio of branded entertainment television assets is ideally suited to take advantage of the continued growth of the international cable and satellite market. In addition to giving us an entry into markets like Scandinavia, Poland and Russia, the international Fox Kids channels allow us to broaden our branded reach in markets such as the U.K., France, Germany and Latin America, where we already have a strong presence. We will eventually put the Disney name on the channels to take advantage of the strength of our brand."

     Disney expects that there will be significant opportunities for consolidating resources and back-office functions and sharing business infrastructures. For example, Disney's integrated advertising sales force, ABC Unlimited, which encompasses ABC, ESPN, SoapNet, and Toon Disney, plus the company's Internet and publishing businesses, will also support ABC Family.

     Disney will explore with its broadcast affiliates ways for them to participate in ABC Family so they may also benefit from the myriad ways this new channel is expected to enhance the ABC brand, network and stations. Disney will also work with the channel's cable affiliates, who have supported this service since the beginning, to ensure that family-friendly programming retains its role as a highly valued component of basic cable. Since it debuted a revamped programming schedule in 1998, Fox Family Channel has received enthusiastic support from MSOs and satellite distributors.

     ABC Family will be managed collaboratively between the ABC Television Network and the ABC Cable Networks Group. The international channels will report to the ABC Cable Networks Group, which also has responsibility for the international Disney Channels, including Toon Disney and Playhouse Disney. ABC Family will continue to broadcast the 700 Club and other programs produced by the Christian Broadcast Network, headed by Pat Robertson. The transaction does not include the Fox Kids domestic programming block currently aired on the Fox broadcast network.

     When fully integrated into Disney, ABC Family will be an outlet for an array of new family-friendly content from other Disney sources. For example, the company intends to explore opportunities such as family television features or series based on the content of Disney-owned magazines such as Family Fun and Discover, and the Family.com web site, which will be further complemented by the Fox Family-related web sites that are part of this transaction.

                      Disney's U.S. Basic Cable Holdings

------------------------------------------------------------------------------
Network (% of ownership)                                  Subs (in millions)
------------------------------------------------------------------------------
ESPN (80%)                                                82.1
------------------------------------------------------------------------------
Lifetime (50%)                                            80.4
------------------------------------------------------------------------------
A&E (37.5%)                                               80.1
------------------------------------------------------------------------------
ESPN2 (80%)                                               76.6
------------------------------------------------------------------------------
The History Channel (37.5%)                               72.9
------------------------------------------------------------------------------
E! Entertainment (39.6%)                                  71.2
------------------------------------------------------------------------------
Disney Channel (100%)                                     70.9
------------------------------------------------------------------------------
ESPN Classic (80%)                                        30.0
------------------------------------------------------------------------------
Toon Disney (100%)                                        22.2
------------------------------------------------------------------------------
ESPNEWS (80%)                                             20.0
------------------------------------------------------------------------------
Lifetime Movie Channel (50%)                              15.7
------------------------------------------------------------------------------
Style (39.6%)                                             9.7
------------------------------------------------------------------------------
SoapNet (100%)                                            9.5
------------------------------------------------------------------------------
Biography (37.5%)                                         4.0
------------------------------------------------------------------------------
Subtotal                                                  645.3
------------------------------------------------------------------------------
ABC Family (100%)                                         81.0
------------------------------------------------------------------------------
Total                                                     726.3
------------------------------------------------------------------------------

Disney's International Cable Holdings

Network                                     Countries reached                    Subs (in millions)
-----------------------------------------------------------------------------------------------------------
Disney Channel International *              56                                   15.4
-----------------------------------------------------------------------------------------------------------
ESPN International                          140                                  82.0
-----------------------------------------------------------------------------------------------------------
A&E International                           n.a.                                 35.9
-----------------------------------------------------------------------------------------------------------
The History Channel International           n.a.                                 3.0
-----------------------------------------------------------------------------------------------------------
Subtotal                                                                         136.3
-----------------------------------------------------------------------------------------------------------
Fox Kids                                    74                                   34.7
-----------------------------------------------------------------------------------------------------------
Total                                                                            171.0
-----------------------------------------------------------------------------------------------------------
*Countries/Territories with
Disney Channel
International:

Australia
Brazil
Brunei
France
Germany
Italy
Latin America
Malaysia
Middle East
Philippines
Singapore
Spain
Taiwan
United Kingdom
-----------------------------------------------------------------------------------------------------------